SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                             SECURITIES ACT OF 1933


                              THE PBSJ CORPORATION
                              --------------------
             (Exact name of Registrant as specified in its charter)


               FLORIDA                                    59-1494168
               -------                                    ----------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    Incorporation or organization)


        2001 N.W. 107th AVENUE
            MIAMI, FLORIDA                               33172-2507
            --------------                               ----------
(Address of principal executive offices)                 (Zip Code)


                    THE PBSJ CORPORATION STOCK OWNERSHIP PLAN
                    -----------------------------------------
              (Registrant's telephone number, including area code)

                              --------------------

              Robert J. Paulsen Senior Vice President and Secretary
                              The PBSJ Corporation
                             2001 N.W. 107th Avenue
                            Miami, Florida 33172-2507
                                 (305) 592-7275
              -----------------------------------------------------
                     (Name and address of agent for service)



                                    CALCULATION OF REGISTRATION FEE

 Title of                  Amount              Proposed                  Proposed                     Amount
Securities                   to                 Maximum                   Maximum                       of
   to be                     be              Offering Price              Aggregate                Registration
Registered               Registered           Per Share (1)           Offering price (1)               Fee
------------          ---------------      ------------------      -----------------------     ---------------------
Common Stock          3,000,000 shares          $10.72                   $32,160,000               $ 8,490.24


(1) Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee, based upon the most recently available appraisal of the fair market value of the common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           Plan Information

                  The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

ITEM 2.           Registration Information and Employee Plan Annual Information

                  The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.           Incorporation of Documents by Reference.

                  By this reference, the following documents filed or to be filed by The PBSJ Corporation ("The Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration Statement:

         (i) The Company's Annual Report on Form 10-K (Commission file No. 0-30911) for the Year Ended September 30, 2000.

         (ii) The Company's Quarterly Report on Form 10-Q (Commission file No. 0-30911) for the Quarter Ended December 30, 2000.

         (iii) All documents filed by the Company with the Commission subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.


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


ITEM 4.           Description of Securities.

                  Not applicable.


ITEM 5.           Interests of Named Experts and Counsel.

                  The validity of the securities of the Registrant being registered hereby has been passed upon by Becky S. Schaffer, Vice President, General Counsel and Assistant Secretary of the Registrant. Ms. Schaffer is an executive officer of the Registrant and holds shares of the Registrant's common stock. Ms. Schaffer also is eligible to participate in the Plan.


ITEM 6.           Indemnification of Directors and Officers.

                  The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe


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

his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Under the terms of the Company's Articles of Incorporation and Bylaws, the Company shall indemnify any director or officer or any former director and officer, and may indemnify any employee or former employer, in each case to the fullest extent permitted by law.

ITEM 7.           Exemption From Registration Claimed.

                  Not Applicable.


ITEM 8.           Exhibits.

                  The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

      Exhibit
      Number             Description
      ------             -----------

         4.1      Articles of Incorporation, as amended (*)

         4.2      Amended and Restated By-laws (*)

         4.3      Form of Common Stock Certificate (*)

         5 Opinion of Becky S. Schaffer as to the legality of the securities registered hereby

         23.1 Consent of Becky S. Schaffer (included in the opinion filed as Exhibit 5)

         23.2     Consent of Independent Auditors


         --------------------------------------------

         (*) Previously filed with the Registration Statement on Form 10 filed with the Commission on June 27, 2000.



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

ITEM 9.           Undertakings.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the


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

securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 31st day of January 2001.

                                            The PBSJ Corporation

Date: February 14, 2001                     By: /s/ Robert J. Paulsen
                                                --------------------------------
                                                Robert J. Paulsen
                                                Senior Vice President
                                                and Secretary



    KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of The PBSJ Corporation, a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint H. Michael Dye and Richard A. Wickett, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this registration statement, with respect to the proposed sale and delivery of shares of its Common Stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and


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

thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                               Capacity                                      Date
-----------------------       ---------------------------------------------          --------------------

/s/H. Michael Dye              Chairman of the Board                                 February 14, 2001
-----------------              and Chief Executive Officer
H. Michael Dye                 (Principal Executive Officer)



/s/Richard A. Wickett          Vice Chairman of the Board,                           February 14, 2001
---------------------          Senior Vice President,
Richard A. Wickett             Treasurer and
                               Chief Financial Officer



/s/John B. Zumwalt             President/Chief Operating Officer                     February 14, 2001
------------------
John B. Zumwalt


/s/Robert J. Paulsen           Senior Vice President/Secretary                       February 14, 2001
--------------------
Robert J. Paulsen


/s/John S. Shearer             Vice President                                        February 14, 2001
------------------
John S. Shearer


/s/Todd J. Kenner              Vice President                                        February 14, 2001
-----------------
Todd J. Kenner


/s/William W. Randolph         Vice President                                        February 14, 2001
----------------------
William W. Randolph

                                  EXHIBIT INDEX


        Exhibit
        Number          Description
        ------          -----------

         4.1      Articles of Incorporation, as amended (*)

         4.2      Amended and Restated By-laws (*)

         4.3      Form of Common Stock Certificate (*)

         5 Opinion of Becky S. Schaffer as to the legality of the securities registered hereby

         23.1 Consent of Becky S. Schaffer (included in the opinion filed as Exhibit 5)

         23.2     Consent of Independent Auditors

---------------------------------------------------------------

         (*) Previously filed with the Registration Statement on Form 10 filed with the Commission on June 27, 2000.


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